                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Amendment No. 1 to Form S-3 (File No. 333-128239)
and related Prospectus of G-III Apparel Group, Ltd. for the registration of
581,666 shares of its common stock, and to the incorporation by reference therein of our report dated March 14, 2005, with respect to the consolidated financial statements and schedule of G-III Apparel Group, Ltd. included in its
Annual Report on Form 10-K for the year ended January 31, 2005, filed with the
Securities and Exchange Commission.

Ernst & Young LLP
October 5, 2005